Exhibit 4.3

AMENDMENT No. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Amended and Restated Investors’ Rights Agreement is dated as of February 8, 2011 and amends the Amended and Restated Investors’ Rights dated as of July 3, 2008, as amended on May 7, 2010 (the “Rights Agreement”) by and among Impinj, Inc., a Delaware corporation (the “Company”), the investors named in Exhibit A attached thereto, the investors named in Exhibit B attached thereto, the investors named in Exhibit C attached thereto, the investors named in Exhibit D attached thereto, the investors named in Exhibit E attached thereto (the “Investors”), Carver Mead, Christopher Diorio and Todd Humes (collectively, the “Parties”). All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Rights Agreement.

RECITALS

WHEREAS, the Company has negotiated a proposed amendment to its secured loan facility (the “Loan Facility”) with Silicon Valley Bank (“Lender”) to increase the amount available to be borrowed , extend the maturity date and make certain other changes to each of its secured accounts receivable borrowing base loan facility and its secured term loan facility, pursuant to the terms of a First Amendment to Loan and Security Agreement (the “Amended Loan Agreement”), and a First Amendment to Loan and Security Agreement (Ex-Im Loan Facility), (the “Amended Ex-Im Agreement” and together with the Amended Loan Agreement, the “Credit Agreements”)), with Lender and the Export-Import Bank of the United States, to be entered into in connection with the Ex-Im Agreement;

WHEREAS, the Credit Agreements also contemplate the issuance to Lender of a Warrant to Purchase Shares of the Company’s Series E Preferred Stock (the “Warrant”) and, in connection therewith, the granting to Lender of certain registration rights on the terms set forth in the Warrant;

WHEREAS, Section 1.13 of the Rights Agreement provides that the Company will not, without the consent of the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock (the “Requisite Investors”), grant to any person registration rights on substantially the terms provided in the Rights Agreement;

WHEREAS, Section 3.3 of the Rights Agreement provides that any term thereof may be amended or waived only with the written consent of the Company and Requisite Investors and any amendment or waiver effected in accordance with Section 3.3 of the Rights Agreement shall be binding upon each party to the Rights Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

WHEREAS, in connection with the execution and delivery of the Credit Agreements, the Company and the undersigned Requisite Investors have agreed to amend the Rights Agreement effective as of the date first set forth above.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of Rights Agreement

(a) Amendment and Restatement of Section 1.1(b). Section 1.1(b) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(b). The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock and any shares of capital stock, including any Founders’ Stock (as defined below), hereafter acquired by any Series A Holder, Series B Holder, Series C Holder, Series D Holder or Series E Holder, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock (the “SVB Shares”) issued or issuable upon exercise of the Warrants to Purchase Stock issued to Silicon Valley Bank (“SVB”) on May 7, 2010 and February 8, 2011 (together, the “SVB Warrants”), provided, however, that for the purposes of Section 1.2, 1.4, 1.7(a), 1.7(c), 1.13 and 2.2, the SVB Shares and any shares described in (v) below attributable to the SVB Shares shall not be deemed Registrable Securities and SVB shall not be deemed a Holder, (iii) the shares of Common Stock issued to the Founders (the “Founders’ Stock”), provided, however, that for the purposes of Section 1.2, 1.4, 1.7(a), 1.7(c), 1.13 and 2.2, the Founders’ Stock and any shares described in (v) below attributable to the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (iv) the shares of Common Stock issuable or issued to Horizon upon exercise of the Horizon Warrant, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, provided, however, that for purposes of Section 1.2 and Section 1.4, Horizon may not initiate a registration request but may otherwise participate in any registration requested by the initiating Holders, and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii) and (iii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

2. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Amendment has been taken as of the date first set forth above.

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3. Each Party acknowledges that this Amendment, when executed and delivered by such Party, shall constitute a valid and binding obligation of such Party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

4. This Amendment shall become effective upon: (i) its execution by the Company and (ii) the holders of a majority of the outstanding Registrable Securities, not including the Founders’ Stock.

5. Except as expressly modified hereby, the Rights Agreement shall remain in full force and effect in accordance with its respective, original terms.

6. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(Remainder of Page Intentionally Left Blank)

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This Amendment No. 2 to Amended and Restated Investors’ Rights Agreement is executed as of the date first set forth above.

COMPANY:

IMPINJ, INC.

By:	/s/ Evan Fein
Evan Fein
Chief Financial Officer

Address:	701 N. 34th Street
Suite 300
Seattle, WA 98103

Fax:	(206) 517-5262

[SIGNATURE PAGE TO AMENDMENT No. 2

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

ALLIANCEBERNSTEIN Venture Fund I L.P.

By:	AllianceBernstein ESG Venture Management, L.P.
	Its:	General Partner

By:	AllianceBernstein Global Derivatives Corporation
	Its:	General Partner

By:	/s/ Amy P. Raskin
Name:	Amy P. Raskin
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT No. 2

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

POLARIS VENTURE PARTNERS III, L.P. a Delaware Limited Partnership

By:	POLARIS VENTURE MANAGEMENT CO. III, L.L.C., ITS GENERAL PARTNER
a Delaware Limited Liability Company

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-In Fact

Address:	1000 Winter Street
Suite 3350
Waltham, MA 02451

Phone:	(781) 290-0770
Fax:	(781) 290-0880

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND III, L.P. a Delaware Limited Partnership

By:	POLARIS VENTURE MANAGEMENT CO. III, L.L.C., ITS GENERAL PARTNER
a Delaware Limited Liability Company

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-In Fact

Address:	1000 Winter Street
Suite 3350
Waltham, MA 02451

Phone:	(781) 290-0770
Fax:	(781) 290-0880

[SIGNATURE PAGE TO AMENDMENT No. 2

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

POLARIS VENTURE PARTNERS FOUNDERS’ FUND III, L.P. a Delaware Limited Partnership

By:	POLARIS VENTURE MANAGEMENT CO. III, L.L.C., ITS GENERAL PARTNER
a Delaware Limited Liability Company

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-In Fact

Address:	1000 Winter Street
Suite 3350
Waltham, MA 02451

Phone:	(781) 290-0770
Fax:	(781) 290-0880

[SIGNATURE PAGE TO AMENDMENT No. 2

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

INTEL CORPORATION
a Delaware corporation
LEGAL OK
/s/ Chris Shen by
K. Marston
	By:	/s/ Jose M. Blanc
	Name:	Jose M. Blanc
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT No. 2

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

SVIC No. 4 New Technology Business Investment L.L.P.,
by Samsung Venture Investment Corporation

By:
Name:
Title:

SVIC No. 8 New Technology Business Investment L.L.P.,
by Samsung Venture Investment Corporation

By:	/s/ Myungku Kang
Name:	Myungku Kang
Title:	Vice President / CFO

SVIC No. 10 New Technology Business Investment L.L.P.,
by Samsung Venture Investment Corporation

By:	/s/ Myungku Kang
Name:	Myungku Kang
Title:	Vice President / CFO

[SIGNATURE PAGE TO AMENDMENT No. 2

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]